UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       December 14, 2001
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

On December 14, 2001, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Declares Increased Annual Dividend." The press release contained the following information.





                                                           FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Director of Investor Relations
         (913) 967-4109


                        APPLEBEE'S INTERNATIONAL DECLARES
                            INCREASED ANNUAL DIVIDEND

Overland Park, Kan., December 14, 2001 -- Applebee's International, Inc. (Nasdaq:APPB) has declared an annual dividend of 8 cents per share. The dividend is payable January 29, 2002, to shareholders of record as of December 26, 2001. This is the company's twelfth consecutive annual dividend and represents an increase of 9 percent over last year's dividend of 7 cents per share (adjusted for a three-for-two stock split in June 2001).

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,390 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


                                      # # #



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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    December 14, 2001                By: /s/  George D. Shadid
         ---------------------                 ---------------------
                                               George D. Shadid
                                               Executive Vice President and
                                               Chief Financial Officer



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